EXHIBIT 99.2





                                 PRESS RELEASE





FOR IMMEDIATE RELEASE                        CONTACT:

Tremont Corporation                     J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300               Vice President-Controller & Treasurer
Denver, Colorado  80202                 303-296-5600



                           TREMONT DECLARES DIVIDEND


     DENVER, COLORADO . . . July 23, 1998 . . . Tremont Corporation (NYSE: TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on September 30, 1998, to stockholders of record as of the close of business on September 15, 1998.

     Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted
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through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through Victory Valley Land Company, L.P.






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